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                                                                    Exhibit 10.4
                                                                  Agreement with
                                                                  Inter-Atlantic
                                                                Securities Corp.


                                    AGREEMENT

            This AGREEMENT is made as of December 23, 1997 by and among INTER-ATLANTIC SECURITIES CORP., a Delaware corporation ("Inter-Atlantic"), ANNUITY AND LIFE RE (HOLDINGS), LTD., a Bermuda corporation ("Annuity Re"), and ANNUITY AND LIFE REASSURANCE, LTD., a Bermuda corporation ("Annuity Reassurance").

                                   BACKGROUND

            Annuity Re was incorporated on December 2, 1997 and has no operating history. Annuity Re intends to engage in the business of reinsuring annuity and life insurance policies through its wholly-owned subsidiary, Annuity Reassurance, a Bermuda corporation that was incorporated on December 2, 1997.

            Inter-Atlantic is willing to provide assistance to Annuity Re and Annuity Reassurance with regard to the formation of Annuity Re and Annuity Reassurance and the commencement of operations by Annuity Re and Annuity Reassurance (collectively, the "Formation") and with regard to the proposed initial public offering of common shares of Annuity Re (the "IPO"), as well as to provide certain continuing services thereafter, subject to the terms of this Agreement.

            Annuity Re and Annuity Reassurance desire to engage Inter-Atlantic with respect to the Formation and the IPO, as well as to provide certain continuing services thereafter, subject to the terms of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  ENGAGEMENT OF INTER-ATLANTIC.


      (a) Annuity Re and Annuity Reassurance hereby engage Inter-Atlantic to assist with the Formation, the IPO and certain other matters; and, in connection therewith, to provide the services set forth in Section 1(b) of this Agreement and following the IPO to provide the services set forth in Section 1(c) of this Agreement, subject in each case to the supervision and direction of Annuity Re's Board of Directors (the "Board"). Inter-Atlantic hereby accepts such engagement on the terms and conditions hereinafter set forth.


      (b) Inter-Atlantic shall perform or supervise the performance by others of the following services in connection with the Formation and the IPO, as may be requested by Annuity Re or Annuity Reassurance from time to time:
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            (1) direct the preparation of all documents necessary for the organization of Annuity Re and Annuity Reassurance under Bermuda law;

            (2) assist Annuity Re and Annuity Reassurance in the negotiation of all contractual arrangements necessary or desirable for Annuity Re and Annuity Reassurance to engage in their proposed lines of business, including, without limitation, real estate leases, employment agreements and investment advisory agreements;

            (3) assist Annuity Re and Annuity Reassurance in recruiting their senior management teams;

            (4) assist Annuity Re and Annuity Reassurance in obtaining all necessary governmental permits for Annuity Re and Annuity Reassurance to engage in their proposed lines of business;

            (5) assist Annuity Re in preparing or causing to be prepared a registration statement registering the IPO under the Securities Act of 1933, as amended, and all applicable state and federal securities laws;

            (6) assist Annuity Re in retaining such underwriters as may be necessary or desirable in connection with the IPO;

            (7) incur in the name of Annuity Re or Annuity Reassurance, as agent, or in the name of Inter-Atlantic, and pay, all reasonable costs and expenses related to the Formation and the IPO;


            (8) assist Annuity Re and Annuity Reassurance in engaging such legal counsel, independent auditors and other third parties as may be necessary or desirable in connection with the foregoing;


            (9) prepare regular reports to the Board describing the status of the Formation and the IPO; and

            (10) upon Board authorization or as otherwise deemed appropriate by Inter-Atlantic, perform such additional services relating to any of the foregoing or to the Formation and the IPO.

      (c) Inter-Atlantic shall perform or supervise the performance by others of the following services after the consummation of the IPO, as may be requested by Annuity Re or Annuity Reassurance from time to time:

            (1) assist Annuity Re and Annuity Reassurance with regard to the development of reinsurance products and related products;


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            (2) assist Annuity Re and Annuity Reassurance with regard to financial planning;

            (3) assist Annuity Re and Annuity Reassurance in the management of their assets and liabilities;

            (4) assist Annuity Re and Annuity Reassurance with regard to their non-United States marketing efforts; and

            (5) provide such other services as may be requested from time to time.

SECTION 2.  FEES AND EXPENSE REIMBURSEMENTS.


      (a) Initial Fee. Upon the closing of the IPO, Annuity Re and Annuity Reassurance shall, in addition to the other amounts payable hereunder, pay Inter-Atlantic a fee equal to $2.0 million by wire transfer pursuant to instructions previously given to Annuity Re and Annuity Reassurance for that purpose. Unless otherwise extended by mutual agreement among Inter-Atlantic and Annuity Re and Annuity Reassurance, in the event the closing of the IPO does not occur by June 30, 1998, no fee shall be owed by Annuity Re and Annuity Reassurance to Inter-Atlantic pursuant to this Section 2(a).


      (b) Annual Fee. Commencing with the first anniversary of the consummation of the IPO, Annuity Re and Annuity Reassurance shall pay to Inter-Atlantic a fee at the rate of $600,000 per annum, payable quarterly in advance until this agreement is terminated as provided herein.

      (c) Expense Reimbursements.

            (1) Annuity Re and Annuity Reassurance shall reimburse Inter-Atlantic for all reasonable costs and expenses incurred by Inter-Atlantic, whether incurred before or after the date hereof, in connection with the performance of the services contemplated by this Agreement, including, without limitation, fees and disbursements paid in accordance with Section 1(b)(7) hereof to third-parties retained by Inter-Atlantic to assist in the Formation or the IPO, and fees charged by third-parties in connection with any filing, notification, consent, approval or authorization made or obtained by Inter-Atlantic in connection with the Formation or the IPO; provided that if the IPO has not been consummated by June 30, 1998, Annuity Re and Annuity Reassurance shall not be obligated to reimburse Inter-Atlantic for any such costs or expenses incurred before the date hereof.


            (2) With respect to costs and expenses incurred by Inter-Atlantic in connection with the performance of the services contemplated by Section 1(b) of this Agreement, Inter-Atlantic shall deliver to the Board an itemized statement (the "Closing Statement") of such costs and expenses five business days prior to the scheduled closing of the IPO. The Closing Statement should attach copies of material invoices received by Inter-Atlantic with regard to such costs and expenses. The Closing Statement shall include Inter-Atlantic's reasonable estimate of all costs and expenses expected to be incurred after the delivery of such statement and through to the



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closing of the IPO. Annuity Re and Annuity Reassurance shall pay Inter-Atlantic the amount set forth on the Closing Statement at the closing of the IPO. If the closing of the IPO does not occur by June 30, 1998, Inter-Atlantic shall deliver the Closing Statement, reflecting only the costs and expenses for which Inter-Atlantic is entitled to reimbursement under Section 2(c)(1) hereof, to the Board by July 15, 1998, and Annuity Re and Annuity Reassurance shall pay Inter-Atlantic the amount set forth on the Closing Statement no later than July 31, 1998.


            (3) With respect to costs and expenses incurred by Inter-Atlantic in connection with the performance of the services contemplated by Section 1(c) of this Agreement, Inter-Atlantic shall deliver to the Board an itemized statement (each a "Quarterly Statement") of such costs and expenses incurred during each calendar quarter within 30 days of the end of each such calendar quarter. The Quarterly Statement should attach copies of material invoices received by Inter-Atlantic with regard to such costs and expenses. Annuity Re and Annuity Reassurance shall pay Inter-Atlantic the amount set forth on each Quarterly Statement within 15 days of its receipt by the Board.



            (4) The Board shall promptly notify Inter-Atlantic of any objection to the Closing Statement or any Quarterly Statement and the parties shall negotiate in good faith to resolve any such objection. If the parties fail to resolve such disputed matter within ten business days after receipt by Inter-Atlantic of notice of the Board's objection, then any such disputed matter may, at the election of either party, be submitted to and resolved by KPMG Peat Marwick. The fees and expenses of such accounting firm incurred in resolving the disputed matter shall be equitably apportioned by such accounting firm based upon the extent to which Annuity Re and Annuity Reassurance, on the one hand, or Inter-Atlantic, on the other hand, are determined by such accounting firm to be the prevailing party.


SECTION 3.  TERM.

            The term of this Agreement shall extend from the date hereof until the fifth anniversary of the consummation of the IPO, and thereafter shall automatically be renewed from year-to-year, unless and until terminated by either party upon 30 days notice prior to the termination of the initial or any renewal term.

SECTION 4.  LIMITATION OF LIABILITY OF INTER-ATLANTIC.

            The duties of Inter-Atlantic shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Inter-Atlantic hereunder. Inter-Atlantic shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting solely from Inter-Atlantic's willful misfeasance or gross negligence.


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SECTION 5.  INDEMNITY.

      (a) Annuity Re and Annuity Reassurance shall indemnify, defend and hold harmless Inter-Atlantic and its officers, directors, shareholders, employees, agents, representatives and affiliates ("Inter-Atlantic Indemnities") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations and liabilities (collectively, "Damages") arising out of, based upon or otherwise in respect of the Formation, the IPO or the operation by Annuity Re and Annuity Reassurance of their businesses, or related to this Agreement or Inter-Atlantic's performance thereof, except to the extent that any such Damages result solely from the willful misfeasance or gross negligence of one or more Inter-Atlantic Indemnities.

      (b) Inter-Atlantic shall indemnify, defend and hold harmless Annuity Re and Annuity Reassurance and their officers, directors, shareholders, employees, agents, representatives and affiliates against and in respect of any and all Damages to the extent arising out of, based upon or otherwise in respect of Inter-Atlantic's willful misfeasance or gross negligence in connection with Inter-Atlantic's performance of this Agreement.

      (c) This Section 5 shall survive the termination of this Agreement.

SECTION 6.  MISCELLANEOUS.

      (a) Notices. All notices, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when sent by telecopier (with written confirmation of successful transmission), provided that a copy is mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) two business days following deposit thereof (with all postage and other fees paid) with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers, as applicable, set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            To Inter-Atlantic:

                  Inter-Atlantic Securities Corp.
                  712 Fifth Avenue
                  New York, NY 10019
                  Attn.: William S. Ogden, Jr., President
                  (212) 581-2000
                  (212) 581-2433 Telecopy Number


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            To Annuity Re:

                  Annuity and Life Re (Holdings), Ltd.
                  Victoria Hall, Victoria Street
                  P.O. Box HM1262
                  Hamilton, HM FX, Bermuda
                  Attn.: Lawrence S. Doyle, President and
                          Chief Executive Officer

            To Annuity Reassurance:

                  Annuity and Life Reassurance, Ltd.
                  Victoria Hall, Victoria Street
                  P.O. Box HM1262
                  Hamilton, HM FX, Bermuda
                  Attn.: Lawrence S. Doyle, President and
                          Chief Executive Officer

      (b) Assignment and Benefit. This Agreement or any rights hereunder may not be assigned by Annuity Re or Annuity Reassurance, nor may Annuity Re or Annuity Reassurance delegate any obligations hereunder, without the prior written consent of Inter-Atlantic. Inter-Atlantic shall have the right to assign this Agreement or any rights hereunder to Inter-Atlantic Capital Partners, Inc. and to the successors and assigns of Inter-Atlantic Capital Partners, Inc. Subject to the foregoing, this Agreement and the rights and obligations contained herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors and assigns. This Agreement shall not be construed as giving any person, other than the parties hereto and their successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, successors and assigns and for the benefit of no other person or entity.

      (c) Amendment and Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be waived by a party, in whole or in part, except in a writing signed by such party. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.


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      (d) Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

      (e) Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

      (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to the subject matter hereof.

            IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement, all as of the date first above written.

                              INTER-ATLANTIC SECURITIES CORP.


                              By:  /s/ William S. Ogden, Jr.
                                  -------------------------------------------
                              Name:  William S. Ogden, Jr.
                              Title:  President

                              ANNUITY AND LIFE RE (HOLDINGS), LTD.


                              By:  /s/ Lawrence S. Doyle
                                  -------------------------------------------
                              Name:  Lawrence S. Doyle
                              Title: President and Chief Executive Officer

                              ANNUITY AND LIFE REASSURANCE, LTD.


                              By:  /s/ Lawrence S. Doyle
                                  -------------------------------------------
                              Name:  Lawrence S. Doyle
                              Title: President and Chief Executive Officer


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